UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2025, Fulcrum Therapeutics, Inc., or Fulcrum, entered into an underwriting agreement, or the Underwriting Agreement, with J.P. Morgan Securities LLC, Leerink Partners LLC, and Cantor Fitzgerald & Co., as the representatives of the several underwriters, or the Underwriters, relating to an underwritten public offering of (a) 11,851,853 shares, or the Firm Shares, of its common stock, par value $0.001 per share, or the Common Stock, at a price to the public of $13.50 per Firm Share, and (b) pre-funded warrants to purchase up to 1,111,193 shares of Common Stock, or the Pre-Funded Warrants, and such shares issuable upon the exercise of the Pre-Funded Warrants, the Warrant Shares, at a price to the public of $13.499 per Pre-Funded Warrant, which represents the per share public offering price for the Firm Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant, in each case less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, Fulcrum granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,944,456 shares of its Common Stock at the same price per share as the Firm Shares, less underwriting discounts and commissions, or the Option Shares, and together with the Firm Shares, the Shares. All of the Shares and Pre-Funded Warrants are being sold by Fulcrum.

Fulcrum estimates that the net proceeds from the offering will be approximately $164.1 million, or approximately $188.1 million if the Underwriters exercise in full their option to purchase the Option Shares, in each case after deducting underwriting discounts and commissions and estimated offering expenses.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share, or alternatively, at the election of each holder, shares of Common Stock may be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised. A holder (together with its Attribution Parties, as defined in the Pre-Funded Warrant) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its Attribution Parties), would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or the Ownership Limit. Purchasers of the Pre-Funded Warrants will elect to set the initial Ownership Limit at either 4.99% or 9.99% prior to the closing of the offering. Upon at least 61 days’ prior notice from the holder to Fulcrum, the holder may decrease or increase the Ownership Limit up to 19.99%.

In addition, if the exercise of a Pre-Funded Warrant would result in a holder of Pre-Funded Warrants (together with its Attribution Parties) acquiring beneficial ownership equal to or in excess of the notification threshold applicable to such holder, or the HSR Threshold, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, as of the date of delivery of the applicable exercise notice, and no exemption to filing a notice and report form under the HSR Act is applicable, then only such portion of the Pre-Funded Warrants held by such holder, which when exercised does not exceed the HSR Threshold, shall be exercisable and the applicable exercise notice shall be deemed to relate only to such portion of the Pre-Funded Warrants, and the remaining portion of the Pre-Funded Warrants in excess of the HSR Threshold shall not be exercisable until the expiration or early termination of the applicable waiting period under the HSR Act or receipt of applicable approval. Fulcrum does not intend to list the Pre-Funded Warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

The Shares and Pre-Funded Warrants will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission, or the SEC, on February 27, 2024 and declared effective by the SEC on April 25, 2024 (File No. 333-277419). A final prospectus supplement relating to the offering was filed with the SEC on December 10, 2025. The closing of the offering is expected to take place on or about December 11, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by Fulcrum, customary conditions to closing, indemnification obligations of Fulcrum and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, subject to certain exceptions, Fulcrum and its executive officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of common stock during the 60-day period, in the case of Fulcrum, and the 30-day period, in the case of its directors and executive officers, following the date of the Underwriting Agreement.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto, the form of Pre-Funded Warrant is attached as Exhibit 4.1 hereto, and each is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement and the terms of the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such respective exhibit. A copy of the legal opinion and consent of Goodwin Procter LLP relating to the Shares, the Pre-Funded Warrant Shares, and the Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On December 10, 2025, Fulcrum announced the pricing of the offering. A copy of the press release announcing the pricing of the offering is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated December 9, 2025, by and among Fulcrum Therapeutics, Inc.,J.P. Morgan Securities LLC, Leerink Partners LLC, Cantor Fitzgerald & Co. as representatives of the several underwriters named in Schedule I thereto

4.1	Form of Pre-Funded Warrant
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 above)
99.1	Press release, dated December 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	December 10, 2025	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer